FOR IMMEDIATE RELEASE

Contacts:

Alfred E. Brennan, Chairman & Chief Executive Officer
Arthur L. Herbst, Jr., President & Chief Financial Officer

(312) 644-6400

Young Innovations Announces Date of Special Meeting of Shareholders,
Early Termination of Hart-Scott-Rodino Waiting Period and
Preliminary Results of Go-Shop Process

St. Louis, MO, January 3, 2013 – Young Innovations, Inc. (Nasdaq: YDNT) (the “Company” or “Young”) today announced that it will hold a special meeting of shareholders on January 30, 2013 at 10:00 a.m. (CST) at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois. At the special meeting, shareholders of the Company will be asked to consider and vote upon a proposal to adopt the previously announced Agreement and Plan of Merger (the “Merger Agreement”) which provides for acquisition of the Company by an affiliate of Linden Capital Partners. Shareholders of record of the Company as of the close of business on January 2, 2013 are entitled to notice of and to vote at the special meeting of shareholders.

The Company also announced that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Act as of December 26, 2012.

The Company also provided preliminary results of the “go-shop” process it has been engaged in since the signing of the Merger Agreement.  The Merger Agreement permits the Company, until 11:59 p.m. (CST) on January 12th, to solicit alternative acquisition proposals from third parties. The Company’s exclusive financial advisor, Robert W. Baird & Co. Incorporated (“Baird”), contacted 62 potential financial buyers and 28 potential strategic buyers. Baird communicated to each of these potential buyers that the Company was looking for indications of interest by December 28, 2012. Despite conducting an active and extensive solicitation of potentially interested parties, the Company had not received any alternative acquisition proposals as of the close of business on January 2, 2013. Based on discussions with Baird and their feedback from the financial and strategic buyers contacted, the Company does not currently expect that an acquisition proposal will be made prior to January 12, 2013, the end of the go-shop period. The Company will continue to actively solicit, initiate, facilitate or encourage inquiries regarding a possible acquisition proposal through the end of the go-shop period in accordance with the terms of the Merger Agreement.

The Company expects to close the merger as soon as practicable following receipt of shareholder approval of the proposed merger at the special meeting.

About Young Innovations, Inc.:

Young develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's consumables product offering includes disposable and metal prophy angles, prophy cups and brushes, dental micro-applicators, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. In addition, the Company offers a line of diagnostic products that includes panoramic X-ray machines and related supplies. The Company believes it is a leading U.S. manufacturer or distributor of prophy angles and cups, liquid surface disinfectants, dental micro-applicators and obturation units designed for warm, vertical condensation.

Forward-Looking Statements:

This press release contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Young Innovations, Inc. (“Young” or the “Company”) and the proposed merger.  Forward-looking statements include statements in which we use words such as “expect,” “believe,” “anticipate,” “intend,” or similar expressions.  These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties.  Factors that could cause events not to occur as expressed in the forward-looking statements in this press release include, but are not limited to, unanticipated delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted with respect to the proposed merger; and the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other closing conditions, as well as other risk factors detailed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 15, 2012 under the captions “Forward Looking Statements” and “Risk Factors” and otherwise in the Company’s reports and filings with the Securities and Exchange Commission.  Many of these factors are beyond our ability to control or predict.  You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made.  Young assumes no obligation to update, revise or correct any forward-looking statements after the date of this press release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

Additional Information about the Merger and Where to Find It:

This communication may be deemed to be solicitation material with respect to the proposed acquisition of Young by an affiliate of Linden Capital Partners.  In connection with the proposed merger, Young has filed a Definitive Proxy Statement on Schedule 14A on January 3, 2013 with the SEC, which it is in the process of mailing, together with a form of proxy, to its shareholders of record as of the close of business on January 2, 2013. Young may also file or furnish with or to the SEC other relevant materials related to the proposed merger. INVESTORS AND SECURITY HOLDERS OF YOUNG ARE URGED

TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH OR TO THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The proxy statement and any and all documents filed or furnished by Young with or to the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders of Young may obtain free copies of the documents filed or furnished by Young with or to the SEC by directing a written request to Young Innovations, Inc., Investor Relations, 500 N. Michigan Ave, Suite 2204, Chicago, Illinois, 60611, (312) 644-6400.

Participants in the Solicitation:

Young and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Young with respect to the special meeting of shareholders that will be held to consider the proposed merger.  Information about those executive officers and directors of Young and their ownership of Young’s common stock is set forth in Young’s Definitive Proxy Statement on Schedule 14A relating to its 2012 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2012, and is supplemented by other public filings made, and to be made, with the SEC by Young.  Information regarding the direct and indirect interests of Young, its executive officers and directors and other participants in the solicitation, which may, in some cases, be different from those of Young’s security holders generally, is set forth in the Definitive Proxy Statement on Schedule 14A relating to the merger that was filed with the SEC on January 3, 2013.